Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

to Tender Shares of Common Stock of

Black Box Corporation

at

$1.08 Net Per Share

to

Host Merger Sub Inc.,

a wholly owned subsidiary of

BBX Inc.,

a wholly owned subsidiary of

BBX Main Inc.,

a wholly owned subsidiary of

AGC Networks Pte Ltd.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 19, 2018, UNLESS THE OFFER IS EXTENDED.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates representing tendered Shares (as defined below) are not immediately available, the certificates representing tendered Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Co., LLC, the paying agent and depositary for the Offer (the “Depositary”), on or prior to the Expiration Time (as defined in the Offer to Purchase (as defined below)), or the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or mailed to the Depositary. See Section 3 — “Procedures for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Co., LLC

If delivering by hand, express mail, courier,

or other expedited service:

American Stock Transfer & Trust Co., LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

By mail: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE CONTAINED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Host Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of BBX Inc., a Delaware corporation and a wholly owned subsidiary of BBX Main Inc., a Delaware corporation and a wholly owned subsidiary of AGC Networks Pte Ltd., a private limited liability company organized and existing under the laws of Singapore, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 21, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), receipt of which is hereby acknowledged, and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”, and together with the Offer to Purchase, the “Offer”), the number of shares of common stock, $0.001 par value per share (the “Shares”), of Black Box Corporation, a Delaware corporation, indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Address(es)	Certificate Numbers (if available)

Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:
(Area Code) Telephone No.	Account Number

X	Dated: , 2018

X	Dated: , 2018

Signature(s) of Record Holder(s)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program, or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates representing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a Letter of Transmittal, properly completed and duly executed in accordance with the instructions of the Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, within two NASDAQ Capital Market trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm	Authorized Signature

Address	Name (Please Print)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2018

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.